UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2011

CURAXIS PHARMACEUTICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-150937	26-1919261
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Chagford Way
Raleigh, NC 27614
 (Address of principal executive offices)

(888) 919-2873
(Telephone number, including area code)

51 Berkshire Street
Swampscott, MA 01907
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Certain Officers and Directors

On June 24, 2011, Mr. Patrick Smith presented to the Board of Directors (the “Board”) of Curaxis Pharmaceutical Corporation (the “Company”) a letter of resignation whereby he resigned from his positions as President, Chief Executive Officer, Chairman of the Board and all other positions to which he has been assigned, regardless of whether Mr. Smith’s served in such capacity, of the Company, effective immediately. Mr. Smith’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Smith’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

On June 24, 2011, Mr. David Corcoran presented to the Board of the Company a letter of resignation whereby he resigned from his positions as Executive Vice President, Chief Financial Officer and director and all other positions to which he has been assigned, regardless of whether Mr. Corcoran served in such capacity, of the Company, effective immediately.  Mr. Corcorans’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Corcoran’s resignation letter is attached hereto as Exhibit 17.2 and incorporated herein in its entirety by reference.

On June 24, 2011, Sheldon Goldberg, William McConville and Ronald Pompeo resigned from the Board.  Their resignations were not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of each of Mr. Goldberg’s, Mr. McConville’s and Mr. Pompeo’s letters of resignation is attached hereto as Exhibit 17.3, 17.4 and 17.5 respectively and incorporated herein in their entirety by reference.

Election of Certain Officers and Directors

On June 24, 2011, the Board elected (i) Timothy R. Wright as Chairman of the Board and interim Chief Executive Officer, (ii) Judith Geaslen as interim Secretary and (iii) Michael George, K. Ivan Gothner, Stephen Leary, Michael Miller and Terence Novak as directors. Below is a description of their relevant business experience:

Timothy R. Wright, age 53, Chairman of the Board and interim Chief Executive Officer

Mr. Wright served as President of Pharmaceuticals and Medical Imaging for Covidien, a large global healthcare company specializing in the manufacture of medical devices and supplies, diagnostic imaging agents and pharmaceuticals, from 2007 to 2010.  Mr. Wright also served as President of Global Operations for Elan Biopharmaceuticals, a neuroscience-based biotechnology company which includes research, development and commercial activities for neurodegenerative diseases such as Alzheimer’s disease and Parkinson’s disease and autoimmune diseases, from 2000 to 2004. Additionally, Mr. Wright served as Senior Vice President of Strategy and Corporate and Development for DuPont Merck Pharmaceuticals Company, a DuPont Merck joint venture focused on the research, development and delivery of pharmaceuticals to treat unmet medical needs, from 1984 to 1999.  Currently, Mr. Wright serves on the board of Agenus, a late stage Immunology based biotechnology company developing novel technologies to treat cancer and infectious diseases, since 2006. Mr. Wright has served on several boards including AAI Pharma, from 2004 through 2006, CeNes from 2002 through 2004, Shanghai Harvestor from 2002 through 2004 and Dupont Sankyo from 1998 through 1999.  Mr. Wright received his Bachelor of Science from The Ohio State University in 1981.

The Company believes that Mr. Wright’s experience and comprehensive knowledge of life sciences, operating and strategic management in the areas of pharmaceuticals, including medical devices, diagnostics and pharmaceutical services will assist us in achieving strategic growth and development.

Michael George, age 63, Director

Mr. George is currently the Chief Executive Officer of Michael George & Associates, a consulting firm specializing in assisting pharmaceutical and diagnostic firms with developing infrastructure, a position he has held since 2006.  Mr. George served as the Executive Vice President of aaiPharma Inc., a pharmaceutical company and clinical research organization where he assisted in, among other things, the successful sale of pharmaceutical products and Research Development portfolio, from 2004 to 2006.  From 1998 to 2001, Mr. George served as Chief Executive Officer of Urocor, Inc., a publicly traded company specializing in diagnostic services for Urologists (detecting prostate and bladder cancers). From 1989 to 1998, Mr. George held several positions at DuPont Merck Pharmaceutical Company, a DuPont Merck joint venture focused on the research, development and delivery of pharmaceuticals to treat unmet medical needs, including President North America, President International and finally Corporate Executive Vice President; during his tenure, significant company growth was achieved.  Mr. George served on the Board of Directors of Avanir Pharmaceuticals, a publically trade product development company that has successfully received FDA approval for two commercial products, from 1998 to 2004 and served as the Chair of the board designated Governance Committee for two years. In addition, Mr. George served on the Board of Directors for FeRx, a privately held product development company, from 2002 to 2004. Mr. George received his Bachelor of Science in Business Administration from Central Missouri State University in 1970 and his M.B.A. from New Hampshire College in 1984.

The Company believes that Mr. George’s experience assisting pharmaceutical companies develop infrastructure; including general management, business development, partnering and compliance will contribute to the Company’s development of its own infrastructure and growth as a public company.

K. Ivan F. Gothner, age 53, Director

Mr. Gothner is currently the Managing Director and Founder of Adirondack Partners, LLC, a private merchant banking firm which focuses on serving small and mid-sized growth companies, a position he has held since 1992. Currently, Mr. Gothner currently serves on the Board of Directors of AgFeed Industries, Inc., an international agribusiness with operations in the U.S. and China, a position he has held since 2009. Mr. Gothner also currently serves on the Board of Directors of Covenant Group of China, Inc., US based holding company that focuses on making majority investments in high growth companies based in and operating in the People's Republic of China since 2000, Mr. Gothner has served on the Board of Directors of ArtID, LLC, a private company providing online exhibition space to artists. Mr. Gothner also served as a director for Global Matrechs, Inc. from 2006 through 2008. Additionally, Mr. Gothner served as Senior Vice President for Barclays Bank, where he was responsible for establishing an investment banking unit to serve small and mid-sized companies, from 1990 to 1992. From 1986 through 1990, Mr. Gothner was with Kleinwort Benson Limited where he was the general manager for a specialized fund that invested in small and mid-sized companies.   Mr. Gothner received a Bachelor's of Art from Columbia College in 1980, and an MIA from Columbia University's School of International Affairs in 1982.

The Company believes that Mr. Gothner’s experience in capital raising strategy, financial planning, and U.S. markets will assist the Company’s development and maintenance of a sound financial strategy going forward.

Stephen Leary, age 62, Director

Mr. Leary currently serves as Principal of Professional Management Healthcare Consultants, Inc., a practice management and financial consulting firm providing services to medical, dental and veterinary practices located throughout the Carolinas and Virginia, a position he has held since 1979.  Mr. Leary is the President Elect and Chairman of the Executive Board of the National Society of Certified Health Care Business Consultants (“NSCHCBC”), a national organization dedicated to serving the needs of consultants who provide ethical, confidential and professional advice to the healthcare industry.  Mr. Leary has served as a member of the Board of Directors of NSCHCBC since 2007.  Additionally, Mr. Leary was a member of the Board of Directors for the National Association of Health Care Consultants, an association of consultants specializing in the business of medical, dental and other health care practices from 2000 to 2007. Mr. Leary received his Bachelor of Science in Business Administration from Saint Leo University, Tampa, Florida in 1971. Mr. Leary has been a shareholder, individually and as a member and Co-Founder of a large investment group, in the Company since 2004.

The Company believes that Mr. Leary’s extensive experience as a health care business consultant will assist the Company’s strategic planning and operations and as a long term investor in the Company, will be a proactive liaison with the current shareholder base.

Michael Miller, age 61, Director

Mr. Miller has been a member of the Board of Directors of Christiana Care Health System, one of the largest health care providers in the mid Atlantic region since 2008 and is also the Chair of the Audit Committee, a position he has held since 2009.  Mr. Miller is also currently a part time Chief Financial Officer of the Delaware Art Museum, a position he has held since 2007.  Mr. Miller was Chief Financial Officer and Senior Vice President for DuPont Merck Pharmaceutical Company, a DuPont Merck joint venture focused on the research, development and delivery of pharmaceuticals to treat unmet medical needs from 1995 until his retirement in 1999.  Mr. Miller served as Controller at DuPont, from 1991 to 1995.  Prior to joining DuPont Merck, Mr. Miller was employed by E.I. DuPont de Nemours, where, over the course of his tenure, he held numerous finance staff and management positions, including, financial manager for operations in Latin America and a five year assignment in Europe handling merger and acquisition activities. Mr. Miller received his Bachelor of Science degree from Indiana University in 1973.

The Company believes that Mr. Miller’s extensive financial experience, in particular with mergers and acquisitions will assist the Company’s growth strategy and development as public company.

Terence Novak, age 54, Director

Mr. Novak is currently President of Norwich Pharmaceuticals, a comprehensive global provider of contract development and manufacturing services, a position he has held since January 2011.  Mr. Novak also currently serves on the Board of Directors of Frontline Pharmaceuticals, a start-up specialty pharmaceutical company, a position he has held since January 2010.  Mr. Novak has sat on the Editorial Advisory Board of Contract Pharma magazine, which provides a mix of industry news, technical features and association event coverage with respect to the pharmaceutical industry, since 2005 through the present. Mr. Novak served as President of North America and Chief Commercial Officer at Patheon, Inc., a leading global provider of contract dosage form development and manufacturing services to the pharmaceutical and biotechnology industries, from 2008 to 2010. Mr. Novak also served as Director of Patheon Puerto Rico from 2008 to 2009.  Additionally, Mr. Novak served as President of DSM Pharmaceuticals, Inc., the contract manufacturing business arm of Netherlands-based Royal DSM, from 2007 to 2008.  Mr. Novak has over 30 years of experience in the pharmaceutical and biotech industries, including 20 years in business development, sales, marketing and manufacturing operations.  Mr. Novak received a Bachelor of Science degree in Biology from Muhlenberg College in 1978.

The Company believes that Mr. Novak’s extensive experience managing the growth and development of pharmaceutical companies will help steer the Company’s growth and development.

Family Relationships

Neither, Mr. Wright, Mr. Miller, Mr. Gothner, Mr. Leary, Mr. George nor Mr. Novak has a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2011, the Board adopted by resolution an amendment to the Bylaws of the Corporation (the “Bylaws”), to (i) increase the number of members allowed to serve on the Board from eight (8) to twelve (12) and (ii) update the Corporation’s name from “Auto Search Cars, Inc.” to “Curaxis Pharmaceutical Corporation.” The text of the Company’s Second Amended and Restated Bylaws is attached hereto as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Curaxis Pharmaceutical Corporation*
17.1	Resignation Letter of Patrick Smith, dated June 24, 2011*
17.2	Resignation Letter of David Corcoran, dated June 24, 2011*
17.3	Resignation Letter of Sheldon Goldberg, dated June 24, 2011*
17.4	Resignation Letter of William McConville, dated June 24, 2011*
17.5	Resignation Letter of Ronald Pompeo, dated June 24, 2011*
99.1	Press Release announcing the election of new directors and officers, dated June 27, 2011*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CURAXIS PHARMACEUTICAL CORPORATION

Dated: June 30, 2011	By:	/s/ Timothy R. Wright
Timothy R. Wright
Interim Chief Executive Officer